                                                                  Exhibit (c)(1)



                                MERGER AGREEMENT


                          DATED AS OF JANUARY 6,  1999

                                     AMONG

                          MARRIOTT INTERNATIONAL, INC.

                             EXECUSTAY CORPORATION

                                      AND

                             MI SUBSIDIARY I, INC.
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                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1 THE OFFER ........................................................1

SECTION 1.1. The Offer .....................................................1
SECTION 1.2. Company Action ................................................2
SECTION 1.3. Boards of Directors and Committees; Section 14(f) .............3

ARTICLE 2 THE MERGER .......................................................4

SECTION 2.1. Issuance of Class A and Class B Preferred Stock ...............4
SECTION 2.2. The Merger ....................................................5
SECTION 2.3. Closing of the Merger .........................................5
SECTION 2.4. Effective Time ................................................5
SECTION 2.5. Effects of the Merger .........................................5
SECTION 2.6. Charter and Bylaws ............................................5
SECTION 2.7. Directors .....................................................5
SECTION 2.8. Officers ......................................................6
SECTION 2.9. Conversion of A Shares ........................................6
SECTION 2.10. Conversion of Class B Shares .................................6
SECTION 2.11. Conversion of Shares .........................................6
SECTION 2.12. Payment of Cash Merger Consideration .........................7
SECTION 2.13 Exchange of Certificates ......................................8
SECTION 2.14. Stock Options ................................................10

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................10

SECTION 3.1. Organization and Qualification; Subsidiaries ..................10
SECTION 3.2. Capitalization of the Company and its Subsidiaries ............11
SECTION 3.3. Authority Relative to this Agreement; Recommendation ..........12
SECTION 3.4. SEC Reports; Financial Statements .............................12
SECTION 3.5. Information Supplied ..........................................13
SECTION 3.6. Consents and Approvals; No Violations .........................13
SECTION 3.7. Compliance with Applicable Law ................................14
SECTION 3.8. No Undisclosed Liabilities; Absence of Changes ................14
SECTION 3.9. Litigation ....................................................15
SECTION 3.10. Year 2000 Compliance .........................................15
SECTION 3.11. Employee Benefit Plans, Labor Matters ........................15
SECTION 3.12. Environmental Laws and Regulations ...........................18
SECTION 3.13. Taxes ........................................................18
SECTION 3.14. Properties ...................................................20
SECTION 3.15. Material Contracts and Commitments ...........................20
SECTION 3.16. Intangible Property ..........................................21
SECTION 3.17. Brokers ......................................................22
SECTION 3.18 CERTAIN BUSINESS PRACTICES ....................................22
SECTION 3.19 EMPLOYEES .....................................................22

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION .........23

SECTION 4.1. Organization ..................................................23
SECTION 4.2. Authority Relative to this Agreement ..........................23
SECTION 4.3. Information Supplied ..........................................23
SECTION 4.4. Financing .....................................................24
SECTION 4.5. Consents and Approvals; No Violations .........................24
SECTION 4.6. SEC Reports; Financial Statements .............................24

ARTICLE 5 COVENANT .........................................................25

SECTION 5.1. Interim Operations ............................................25
SECTION 5.2. Stockholders' Meeting and Issuance of Parent Shares ...........27
SECTION 5.3. Termination of Registration of Shares .........................27
SECTION 5.4. Other Potential Acquirers .....................................28
SECTION 5.5. Access to Information .........................................29
SECTION 5.6. Further Actions ...............................................29
SECTION 5.7. Public Announcements ..........................................30
SECTION 5.8. Employee Benefit Matters ......................................30
SECTION 5.9. Expenses ......................................................30
SECTION 5.10. Notification of Certain Matters ..............................30
SECTION 5.11. Guarantee of Performance .....................................31
SECTION 5.12. Tax Treatment ................................................31
SECTION 5.13 HART-SCOTT-RODINO FILING ......................................31
SECTION 5.14 INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE ...........31

ARTICLE 6 DISSENTING SHARES; EXCHANGE OF SHARES ............................31

SECTION 6.1 Dissenting Shares ..............................................31

ARTICLE 7 CONDITIONS TO THE OFFER ..........................................32

SECTION 7.1. Conditions to the Offer .......................................34

ARTICLE 8 CONDITIONS TO CONSUMMATION OF THE MERGER .........................34

SECTION 8.1. Conditions to Each Party's Obligations to Effect the Merger ...35

ARTICLE 9 TERMINATION; AMENDMENT; WAIVER ...................................35

SECTION 9.1. Termination ...................................................35
SECTION 9.2. Effect of Termination .........................................36
SECTION 9.3. Fees and Expenses .............................................36
SECTION 9.4. Amendment .....................................................36
SECTION 9.5. Extension; Waiver .............................................36

ARTICLE 10 MISCELLANEOUS ...................................................37

SECTION 10.1. Nonsurvival of Representations and Warranties ................37
SECTION 10.2. Entire Agreement; Assignment .................................37
SECTION 10.3. Validity .....................................................37
SECTION 10.4. Notices ......................................................37
SECTION 10.5. Governing Law ................................................38
SECTION 10.6. Descriptive Headings .........................................38
SECTION 10.7. Parties in Interest ..........................................38
SECTION 10.8. Certain Definitions ..........................................38
SECTION 10.9. Personal Liability ...........................................39
SECTION 10.10. Specific Performance ........................................39
SECTION 10.11. Counterparts ................................................39

                             TABLE OF DEFINED TERMS
                             ----------------------

                                        Cross Reference
Term                                      in Agreement               Page
----                                 ----------------------          ----
401(k) Plan.................................Section 3.11(h) ............17
Acquisition........................................Preamble .............1
affiliate...................................Section 10.8(a) ............39
Blue Sky Laws...................................Section 3.6 ............13
Board..............................................Preamble .............1
business day................................Section 10.8(b) ............39
Cash Merger Consideration...................Section 2.12(b) .............7
Certificates................................Section 2.12(b) .............7
Class A Exchange Ratio.......................Section 2.9(b) .............6
Class A Holder..................................Section 2.1 .............4
Class A Merger Consideration....................Section 2.9 .............6
Class A Share...................................Section 2.1 .............4
Class B Exchange Ratio......................Section 2.10(b) .............6
Class B Holder..................................Section 2.1 .............4
Class B Merger Consideration................Section 2.10(a) .............6
Class B Share...................................Section 2.1 .............4
Closing Time....................................Section 2.3 .............5
Code........................................Section 3.11(c) ............16
Company............................................Preamble .............1
Company Disclosure Schedule..............Article 3 Preamble ............10
Company Employee Plan.......................Section 3.11(a) ............16
Company IRS Letter..........................Section 3.11(h) ............17
Company Option Plan.........................Section 2.14(a) ............10
Company Personnel...........................Section 3.11(a) ............16
Company Real Assets............................Section 3.14 ............20
Company SEC Reports..........................Section 3.4(a) ............13
Company Securities...........................Section 3.2(a) ............12
Company Stock Option........................Section 2.14(a) ............10
Contracts......................................Section 3.15 ............20
Cure Time....................................Section 7.1(c) ............35
DGCL............................................Section 2.4 .............5
Disclosure Statements...........................Section 3.5 ............13
Dissenting Shares...............................Section 6.1 ............32
Effective Time..................................Section 2.4 .............5
Environmental Claim.........................Section 3.12(b) ............19
Environmental Laws..........................Section 3.12(a) ............18
ERISA.......................................Section 3.11(a) ............16
Exchange Act.................................Section 1.1(a) .............1
Exchange Fund...............................Section 2.13(a) .............8
Governmental Entity.............................Section 3.6 ............13
HSR Act.........................................Section 3.6 ............13
Intangible Property.........................Section 3.16(c) ............22
Knowledge.......................................Section 3.7 ............14
Lien.........................................Section 3.2(b) ............12
Liquidated Damages Amount....................Section 9.3(a) ............37
Maryland Department.............................Section 2.4 .............5
Material Adverse Effect......................Section 3.1(b) ............11
Merger Certificate..............................Section 2.4 .............5
Merger..........................................Section 2.2 .............5

Merger Fund.................................Section 2.12(a) .............7
MGCL.........................................Section 1.2(a) .............3
Millennial Dates...............................Section 3.10 ............15
Minimum Condition............................Section 1.1(a) .............2
Notice of Superior Proposal..................Section 5.4(b) ............28
NYSE.........................................Section 2.9(b) .............6
Offer..............................................Preamble .............1
Offer Documents..............................Section 1.1(b) .............2
Parent Common Stock..........................Section 2.9(a) .............6
Parent.............................................Preamble .............1
Parent Material Adverse Effect...............Section 4.1(b) ............23
Parent SEC Reports...........................Section 4.6(a) ............24
Payment Agent...............................Section 2.13(a) .............7
Permitted Liens................................Section 3.14 ............20
Per Share Amount...................................Preamble .............1
person......................................Section 10.8(d) ............39
Potential Proposal...........................Section 5.4(a) ............28
Preferred Certificate.......................Section 2.13(b) .............8
Preferred Stock Issuance........................Section 2.1 .............4
Proxy Statement.................................Section 3.5 ............13
Schedule 14D-9...............................Section 1.2(b) .............3
SEC..........................................Section 1.1(b) .............2
Securities Act...............................Section 3.4(a) ............13
Shares..........................................Section 2.1 .............4
stock.......................................Section 10.8(c) ............38
Stockholder Agreements..........................Section 2.1 .............4
Stockholders' Meeting.....................Section 5.2(a)(i) ............27
subsidiary..................................Section 10.8(e) ............39
Superior Proposal............................Section 5.4(b) ............29
Surviving Corporation...........................Section 2.2 .............5
Systems........................................Section 3.10 ............15
Tax......................................Section 3.13(a)(i) ............19
Tax Return..............................Section 3.13(a)(ii) ............19
Tender Offer Purchase Time...................Section 1.3(a) .............3
Third Party Acquisition......................Section 5.4(b) ............29
Third Party..................................Section 5.4(b) ............29

                               MERGER AGREEMENT



                  THIS MERGER AGREEMENT (this "Agreement") dated as of January 6, 1999, is among EXECUSTAY CORPORATION, a Maryland corporation ("Company"), MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("Parent"), and MI SUBSIDIARY I, INC., a Delaware corporation and a wholly owned, direct subsidiary of Parent ("Acquisition").

                  WHEREAS, the Board of Directors of the Company (the "Board") has, in light of and subject to the terms and conditions set forth herein, (i) determined that each of the Offer and the Merger (each as defined below) is advisable on substantially the terms and conditions set forth herein and is fair to the stockholders of the Company and in the best interests of such stockholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby and resolved to recommend acceptance of the Offer and approval and adoption by the stockholders of the Company, if necessary, of this Agreement;

                  WHEREAS, in furtherance thereof, it is proposed that Acquisition shall, within five (5) business days after the public announcement hereof, commence a tender offer (the "Offer") to acquire all of the publicly-held Shares (defined herein), at a price of $14.00 per Share (such amount, being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, less any required withholding of taxes, in accordance with the terms and subject to the conditions provided herein; and

                  WHEREAS, in anticipation of consummation of the Merger, it is proposed that newly-designated Class A Shares and Class B Shares (each as defined herein) of the Company will be issued to certain stockholders of the Company in exchange for their Shares;

                  NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                   ARTICLE 1

                                   THE OFFER

                  SECTION 1.1. The Offer. (a) Provided that this Agreement shall
                               ---------
not have been terminated in accordance with Section 9.1 and none of the events or conditions set forth in Article 7 shall have occurred and be existing, as promptly as practicable, but in no event later than five (5) business days after the public announcement of the execution hereof by the parties, Acquisition shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Offer; and Acquisition shall use reasonable efforts to consummate the Offer, including, without limitation, engaging an information agent in connection therewith. Acquisition shall accept for payment Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the Offer that all conditions to the Offer shall have been satisfied or waived by Acquisition. The obligation of Acquisition to accept for payment, purchase and pay for Shares tendered pursuant to the Offer shall be subject only to the condition that at least 2,000,000 Shares be validly tendered (the

"Minimum Condition") and the other conditions set forth in Article 7. Acquisition expressly reserves the right to increase the price per Share payable in the Offer or to make any other changes in the terms and conditions of the Offer (provided that, unless previously approved by the Company in writing, no change may be made which decreases the Per Share Amount, which changes the form of consideration to be paid in the Offer, which imposes conditions to the Offer in addition to those set forth in Article 7 or which broadens the scope of such conditions). It is agreed that the conditions set forth in Article 7 are for the sole benefit of Acquisition and may be asserted by Acquisition regardless of the circumstances giving rise to any such condition (including any action or inaction by Acquisition) or may be waived by Acquisition, in whole or in part at any time and from time to time, in its sole discretion. The failure by Acquisition at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination (which shall be made in good faith) by Acquisition with respect to any of the foregoing conditions (including, without limitation, the satisfaction of such conditions) shall be final and binding on the parties. The Per Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to such conditions of the Offer. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer. Pursuant to separate agreements, the persons listed in Schedules 2.1(a) and 2.1(b) have agreed not to tender in the Offer the number of Shares listed in such Schedules without Parent's consent.

                  (b) As soon as practicable after the date hereof, Acquisition shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer, which shall include an offer to purchase and form of transmittal letter (together with any amendments thereof or supplements thereto, collectively the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. The information provided and to be provided by the Company, Parent a nd Acquisition for use in the Offer Documents shall not, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that no representation or warranty is made by Parent or Acquisition with respect to information supplied by the Company or any of its stockholders for inclusion in the Offer Documents. The Company agrees that information provided by the Company for inclusion or incorporation in the Offer Documents shall not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent, Acquisition and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and Acquisition further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                  SECTION 1.2. Company Action. (a) The Company hereby approves
                               --------------
of and consents to the Offer and the Merger and represents and warrants that the Board, including all of the independent directors of the Company, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, adopted final and binding resolutions, which have not been amended or repealed, pursuant to which the Board (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to, and in the best interests of, the stockholders of the

Company, (ii) declared that the Merger is advisable on substantially the terms and conditions set forth in such resolutions and approved this Agreement and the transactions contemplated hereby, including the Offer, the Preferred Stock Issuance and the Merger, in all respects and such approval constitutes approval of the Offer, this Agreement and the Merger for purposes of Section 3-105 of the Maryland General Corporation Law (the "MGCL") and similar provisions of any other similar state statutes that might be deemed applicable to the transactions contemplated hereby, (iii) took all action that the Board reasonably believes to be necessary, including but not limited to all actions required to render the provisions of Title 3, Subtitles 2, 6 and 7 of the MGCL, "Rights of Objecting Stockholders", "Special Voting Requirements" and "Voting Rights of Certain Control Shares", respectively, inapplicable to Parent, Acquisition and the Class A and Class B Holders, and (iv) recommended that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and, if required by law, approve and adopt this Agreement and the Merger; and in addition that the Company consents to the inclusion of such recommendation and approval in the Offer Documents.

                  (b) The Company hereby agrees to file with the SEC as soon as practicable after the date hereof a Solicitation/Recommendation Statement on
Schedule 14D-9 pertaining to the Offer (together with any amendments thereof or supplements thereto, the "Schedule 14D-9") containing the recommendation described in Section 1.2(a) and to promptly mail the Schedule 14D-9 to the stockholders of the Company. The Company represents and warrants that the
Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or Acquisition in writing for inclusion in the
Schedule 14D-9. The Company, Parent and Acquisition each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                  (c) In connection with the Offer, the Company will promptly furnish Parent and Acquisition with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Acquisition with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Acquisition or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Acquisition and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

                  SECTION 1.3.   Boards of Directors and Committees; Section
                                 -------------------------------------------
14(f). (a) Promptly upon the purchase by Acquisition of Shares following the
-----
expiration date (as such date may be extended) of, and pursuant to the Offer (the "Tender Offer Purchase Time") and from time to time thereafter, and subject to the last sentence of this

Section 1.3(a), Acquisition shall be entitled to designate directors of the Company constituting a majority of the Board, and the Company shall use its best efforts to, upon request by Acquisition, promptly, at the Company's election, either increase the size of the Board (subject to the provisions of Article Eleventh of the Company's charter) or secure the resignation of such number of directors as is necessary to enable Acquisition's designees to be elected to the Board and to cause Acquisition's designees to be so elected and to constitute at all times after the Tender Offer Purchase Time a majority of the Board. At such times, and subject to the last sentence of this Section 1.3(a), the Company will use its best efforts to cause persons designated by Acquisition to constitute the same percentage as is on the Board of (i) each committee of the Board (other than any committee of the Board established to take action under this Agreement), (ii) each board of directors of each subsidiary of the Company and
(iii) each committee of each such board. Notwithstanding the foregoing, the Company shall use its best efforts to ensure that Gary R. Abrahams, Marc B. Kaplan and Robert W. Zaugg shall remain members of the Board until the Effective Time (as defined in Section 2.3 hereof).

                  (b) The Company's obligation to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this
Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Acquisition will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

                  (c) Following the election or appointment of Acquisition's designees pursuant to this Section 1.3 and prior to the Effective Time, if there shall be any directors of the Company who were directors as of the date hereof, any amendment of this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Acquisition or Parent or waiver of any of the Company's rights hereunder, will require the concurrence of a majority of such directors.

                                   ARTICLE 2

                                  THE MERGER

                  SECTION 2.1. Issuance of Class A and Class B Preferred Stock.
                               -----------------------------------------------
Within two days prior to the Closing Time (defined below), the Company will provide for the issuance ("Preferred Stock Issuance") of (a) shares of a newly-designated Class A preferred stock, par value $.01 per share (individually a "Class A Share" and collectively, the "Class A Shares"), to the persons listed on Schedule 2.1(a) hereto (the "Class A Holders"), on a share-for-share basis in exchange for a certain number (as set forth in the applicable Stockholder Agreement by and between Parent and Acquisition, on one hand, and Class A Holders and the Class B Holders, respectively, on the other hand, dated as of January 6, 1999, each referred to herein as a "Stockholder Agreement") of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (individually a "Share" and collectively, the "Shares"), owned of record or beneficially by such persons, and (b) shares of a newly-designated Class B preferred stock, par value $.01 per share (individually a "Class B Share" and collectively, the "Class B Shares"), to the persons listed on Schedule 2.1(b) hereto (the "Class B Holders"), on a share-for-share basis in exchange for a certain number (as set forth in the applicable Stockholder Agreement) of the issued and outstanding Shares owned of record or beneficially by such persons. The Class A Shares and the Class B Shares shall have no voting rights, but shall have the same rights to dividends, distributions and other economic benefits (other than a liquidation preference as to par value) as the Shares. Except as to the Shares so exchanged by the Class A Holders and the Class B Holders, all the Shares will remain issued and outstanding. Outstanding but unexercised options to purchase Shares held by the Class A Holders and the Class B Holders will be treated in accordance with Section 2.14.

                  SECTION 2.2. The Merger. At the Effective Time (as defined
                               ----------
below) and upon the terms and subject to the conditions of this Agreement and in accordance with the MGCL, the Company shall be merged with and into Acquisition (the "Merger"). Following the Merger, Acquisition shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease. Parent, as the sole stockholder of Acquisition, hereby approves this Agreement, the Merger and the other transactions contemplated hereby.


                  SECTION 2.3. Closing of the Merger. The closing of the Merger
                               ---------------------
will take place at a time (the "Closing Time") and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 8 at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, unless another time, date or place is agreed to in writing by the parties hereto.

                  SECTION 2.4. Effective Time. Subject to the terms and
                               --------------
conditions set forth in this Agreement, Articles of Merger and a Certificate of Merger or Certificate of Ownership and Merger, if applicable (the foregoing, collectively, "Merger Certificate") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered at the Closing Time (as defined in Section 2.3) to the State Department of Assessments and Taxation of Maryland (the "Maryland Department") and the Secretary of State of the State of Delaware for filing pursuant to the MGCL and the Delaware General Corporation Law (the "DGCL"), respectively. The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly accepted for record (i) by the Maryland Department pursuant to the MGCL, and
(ii) by the Secretary of State of the State of Delaware for filing pursuant to the DGCL, or such later time as Acquisition and the Company may agree upon and set forth in the Merger Certificate (not exceeding 30 days after the Merger Certificate is accepted for record; the time the Merger becomes effective being referred to herein as the "Effective Time").

                  SECTION 2.5. Effects of the Merger. The Merger shall have the
                               ---------------------
effects set forth in the MGCL and the DGCL. Without limiting the generality of the foregoing and subject thereto at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 2.6. Charter and Bylaws. The Certificate of
                               ------------------
Incorporation of Acquisition in effect at the Effective Time shall be the charter of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  SECTION 2.7. Directors. The directors of Acquisition at the
                               ---------
Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the charter and Bylaws of the Surviving Corporation until the next annual meeting of stockholders and until each such director's successor is duly elected or appointed and qualified.

                  SECTION 2.8.   Officers. The officers of the Company at the
                                 --------
Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the charter and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                  SECTION 2.9.   Conversion of Class A Shares.
                                 ----------------------------

                  (a) At the Effective Time, each Class A Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock") equal to the Class A Exchange Ratio (as defined below) (the "Class A Merger Consideration"). Notwithstanding the foregoing if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) The "Class A Exchange Ratio" is 0.4484, which represents a fraction, the numerator of which is 13 and the denominator of which is the average of the closing prices for Parent Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Transactions reporting system for the 10 full business days prior to the date hereof.

                  SECTION 2.10.  Conversion of Class B Shares.
                                 ----------------------------

                  (a) At the Effective Time, each Class B Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of Parent Common Stock equal to the Class B Exchange Ratio (as defined below) (the "Class B Merger Consideration"). Notwithstanding the foregoing if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) The "Class B Exchange Ratio" is 0.4829, which represents a fraction, the numerator of which is 14 and the denominator of which is the average of the closing prices for Parent Common Stock as reported on the NYSE Composite Transactions reporting system for the 10 full business days prior to the date hereof.


                  SECTION 2.11.  Conversion of Shares.
                                 --------------------

                  (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by any of the

Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become the right to receive the Per Share Amount in cash, without interest (the "Cash Merger Consideration"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Cash Merger Consideration contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (b) At the Effective Time, each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled and retired and will cease to exist and no payment shall be made with respect thereto.

                  SECTION 2.12.  Payment of Cash Merger Consideration.
                                 ------------------------------------

                  (a) As of the Effective Time, Acquisition shall deposit with such agent or agents as may be appointed by Parent and Acquisition (the "Payment Agent") for the benefit of the holders of Shares in cash the aggregate amount necessary to pay the Cash Merger Consideration (such cash is hereinafter referred to as the "Merger Fund") payable pursuant to Section 2.11 in exchange for outstanding Shares.

                  (b) As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose shares were converted into the right to receive the Cash Merger Consideration pursuant to Section 2.11: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions on how to surrender the Certificates in exchange for the Cash Merger Consideration. Upon surrender to the Payment Agent of a Certificate for cancellation, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Cash Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 2 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Cash Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.12, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Consideration as contemplated by this Section 2.12.

                  (c) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Cash Merger Consideration as may be required pursuant to this Agreement; provided, however, that Acquisition or its Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (d) All Cash Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason they shall be canceled and exchanged as provided in this Article 2.

                  (e) Any portion of the Merger Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for the Cash Merger Consideration.

                  (f) Neither Acquisition nor the Company shall be liable to any holder of Shares for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 2.13  Exchange of Certificates.
                                ------------------------

                  (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to the Surviving Corporation for the benefit of the holders of Class A Shares and Class B Shares for exchange in accordance with this Article 2 through the Surviving
Corporation: (i) certificates representing the appropriate number of shares of Parent Common Stock and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Sections
2.9 and 2.10 in exchange for outstanding Class A Shares and Class B Shares, respectively.

                  (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall mail to each holder of a certificate or certificates (each a "Preferred Certificate") which immediately prior to the Effective Time represented outstanding Class A Shares or Class B Shares whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.9 or 2.10: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Preferred Certificates shall pass only upon delivery of the Preferred Certificates to the Surviving Corporation and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Preferred Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender to the Surviving Corporation of a Preferred Certificate for cancellation, together with such letter of transmittal duly executed, the holder of such Preferred Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article 2 and the Preferred Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Class A or Class B Shares which are not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common

Stock may be issued to a transferee if the Preferred Certificate representing such Class A Shares or Class B Shares is presented to the Surviving Corporation accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.13, each Preferred Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.13.

                  (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Preferred Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.13(f) until the holder of record of such Preferred Certificate shall surrender such Preferred Certificate. Subject to the effect of applicable laws, following surrender of any such Preferred Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) at the time of such surrender the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.13(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) In the event that any Preferred Certificate shall have been lost, stolen or destroyed, the Surviving Corporation shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, certificates representing such shares of Parent Common Stock and cash in lieu of fractional shares if any as may be required pursuant to this Agreement provided, however, that Parent or its Surviving Corporation may, in its discretion, require the delivery of a suitable bond or indemnity.

                  (e) All shares of Parent Common Stock issued upon the surrender for exchange of Preferred Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.13(c) or 2.13(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Class A Shares or Class B Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Class A Shares or Class B Shares in accordance with the terms of this Agreement, and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Class A Shares or Class B Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Preferred Certificates are presented to the Surviving Corporation for any reason they shall be canceled and exchanged as provided in this Article 2.

                  (f) No fractions of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each holder of Class A Shares or Class B Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Preferred Certificate or Preferred Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Parent Common Stock as reported on the NYSE Composite Transactions reporting system on the business day five days prior to the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                  (g) Neither Parent nor the Company shall be liable to any holder of Class A Shares or Class B Shares or Parent Common Stock as the case may be for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 2.14.  Stock Options.
                                 -------------

                  (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the Company's 1997 Incentive and Stock Option Plan ("Company Option Plan") shall vest in full and the Surviving Corporation shall pay to the holder of each outstanding Company Stock Option an amount equal to the excess, if any, of the Per Share Amount over the exercise price per Share of such Company Stock Option, less the amount of Taxes (defined below) required to be withheld under Federal, state or local laws and regulations multiplied by the number of Shares subject to such Company Stock Option. If and to the extent required by the terms of the Company Option Plan or the terms of any Company Stock Option granted thereunder, the Company shall cooperate with Parent and Acquisition in obtaining the consent of each holder of outstanding Company Stock Options to the foregoing treatment of such Company Stock Options and to take any other action necessary to effectuate the foregoing provisions. The Surviving Corporation may require each such holder to execute such a consent, in form and substance reasonably satisfactory to the Surviving Corporation.

                  (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Company Option Plan, the Company Option Plan shall terminate as of the Effective Time and any rights under any provisions under the Company Option Plan and any awards issued thereunder shall be canceled as of the Effective Time.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth on the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent and Acquisition, as of the date hereof and as of the Tender Offer Purchase Time as follows:

                  SECTION 3.1.  Organization and Qualification; Subsidiaries.
                                --------------------------------------------

                  (a) Section 3.1 of the Company Disclosure Schedule identifies each subsidiary of the Company as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. Each of the Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization as set forth in Section 3.1 of the Company Disclosure Schedule and has all requisite power and authority to own lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore provided Acquisition or Parent with access to accurate and complete copies of the charter and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries.

          (b) Except as disclosed in Section 3.1(b) of the Company Disclosure Schedule, each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect (i) that is materially adverse to the business, growth over the next four years in "EBITDA" (earnings before interest expense, income taxes, depreciation and amortization), properties, financial condition or results of operations of the Company and its subsidiaries, taken as whole, or (ii) that would materially impair the ability of the Company to consummate the transactions contemplated hereby.

          SECTION 3.2. Capitalization of the Company and its Subsidiaries.
                       --------------------------------------------------

          (a) As of the date hereof and as of the Tender Offer Purchase Time, the authorized stock of the Company consists of 45,000,000 Shares, of which, as of September 30, 1998, 8,235,806 Shares were issued and outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of October 31, 1998, approximately 356,500 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plan referred to in
Section 2.14(a). Between September 30, 1998 and the date hereof, no shares of the Company's stock have been issued other than pursuant to Company Stock Options, and between October 31, 1998 and the date hereof no stock options have been granted. Except as set forth above and in Sections 3.2(a) and 3.19 of the Company Disclosure Schedule, as of the date hereof, there are issued, reserved for issuance, or outstanding (i) no shares of stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or its subsidiaries to issue any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company, (iv) no bonds, debentures, notes or other indebtedness or obligations of the Company or any of its subsidiaries entitling the holders thereof to have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities entitling the holders thereof to have the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter, and (v) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, other than the provisions of Section 2.1, there are no outstanding obligations of the Company or its subsidiaries (absolute, contingent or otherwise) to repurchase, redeem or otherwise acquire any Company Securities. There are no Shares outstanding subject to rights of first refusal of the Company, nor are there any pre-emptive rights with respect to any Shares. Other than this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of stock of the Company.

          (b) Except as disclosed in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any stock or other ownership interests in, or any other securities of any subsidiary of, the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          (c) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

          SECTION 3.3. Authority Relative to this Agreement; Recommendation.
                       ----------------------------------------------------

          The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except, if required by law, the approval and adoption of this Agreement and the Merger by the holders of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principle is applied in a proceeding at law or in equity).

          The Board has duly and validly approved, and taken all corporate actions required to be taken by the Board (including but not limited to all actions the Board reasonably believes to be required to render the provisions of Title 3, Subtitles 2, 6 and 7 of the MGCL, "Special Voting Requirements" and "Voting Rights of Certain Control Shares", respectively, inapplicable to Parent and Acquisition) for the consummation of, the transactions contemplated hereby, including the Offer and the acquisition of the Shares pursuant thereto, the Preferred Stock Issuance and the Merger.

          SECTION 3.4. SEC Reports; Financial Statements.
                       ---------------------------------

          (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since August 27, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present in conformity with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

          (b) The Company has heretofore made available or promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

          SECTION 3.5. Information Supplied. None of the information supplied or
                       --------------------
to be supplied by the Company for inclusion or incorporation by reference in the Offer Documents, Schedule 14D-9, any other tender offer materials, Schedule 14A or 14C, or the proxy statement or information statement ("Proxy Statement") relating to any meeting of the Company's stockholders to be held in connection with the Merger (all of the foregoing documents, collectively, the "Disclosure Statements") will, at the date each and any of the Disclosure Statements is mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held, if necessary, in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Disclosure Statements will comply as to form in all material respects with all provisions of applicable law. None of the information supplied by the Company in writing for inclusion in the Disclosure Statements or provided by the Company in the Schedule 14D-9 will, at the respective times that any Disclosure Statement and the Schedule 14D-9 or any amendments thereof or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.6. Consents and Approvals; No Violations. Except for
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, state securities laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the filing and recordation and acceptance for record of the Merger Certificate as required by the MGCL and the DGCL, respectively, no filing with or notice to and no permit, authorization, consent or approval of any court or tribunal, or administrative governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective charter or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) conflict with or violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Material Adverse Effect.

          SECTION 3.7. Compliance with Applicable Law. Neither the Company nor
                       ------------------------------
any of its subsidiaries is in conflict with, or in default or violation of, (a) its respective charter or certificate of incorporation, bylaws, or other charter or organization documents, (b) to the Company's Knowledge (defined below), any law, statute, rule, regulation, order, judgment, writ, injunction or decree applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any property or asset of the Company or any of its subsidiaries may be bound or affected, the effect of which conflict, default or violation, either individually or in the aggregate, would be reasonably likely to be a Material Adverse Effect. To the Company's Knowledge, the Company and its subsidiaries hold all material licenses, permits, approvals and other authorizations of Governmental Entities, and are in substantial compliance with all applicable laws and governmental regulations in connection with their businesses as now being conducted. For the purposes hereof, the term "Knowledge" with respect to the Company means the actual knowledge of any of the Class A Holders, Benny E. Anderson or any of the managers of the regional offices of the Company.

          SECTION 3.8. No Undisclosed Liabilities; Absence of Changes. Except to
                       ----------------------------------------------
the extent publicly disclosed in the Company's SEC Reports or in the Company Disclosure Schedule, as of September 30, 1998, none of the Company or any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto) or which would have a Material Adverse Effect and since such date, the Company has incurred no such liability or obligation. Since December 31, 1997, except as disclosed in the Company SEC Reports, (a) the Company and its subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and (b) there has not been
(i) any change, event, occurrence or circumstance in the business, operations, properties, financial condition or results of operations of the Company or any of its subsidiaries which, individually or in the aggregate, has a Material Adverse Effect (except for changes, events, occurrences or circumstances (A) with respect to general economic or lodging industry conditions or (B) arising as a result of the transactions contemplated hereby), (ii) any material change by the Company in its accounting methods, principles or practices, (iii) any authorization, declaration, setting aside or payment of any dividend or distribution or capital return in respect of any stock of, or other equity interest in, the Company or any of its subsidiaries, (iv) any material revaluation for financial statement purposes by the Company or any of its subsidiaries of any asset (including, without limitation, any writing down of the value of any property, investment or asset or writing off of notes or accounts receivable), (v) other than payment of compensation for services rendered to the Company or any of its subsidiaries in the ordinary course of business consistent with past practice or the grant of Company Stock

Options as described in (and in amounts consistent with) Section 3.2, any material transactions between the Company or any of its subsidiaries, on the one hand, and any (A) officer or director of the Company or any of its subsidiaries,
(B) record or beneficial owner of five percent (5%) or more of the voting securities of the Company, or (C) affiliate of any such officer, director or beneficial owner, on the other hand, or (vi) other than pursuant to the terms of the plans, programs or arrangements specifically referred to in Section 3.11 or in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, welfare, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, directors or consultants of the Company or any of its subsidiaries, which increase or establishment, individually or in the aggregate, will result in a material liability.

               SECTION 3.9. Litigation. Except as publicly disclosed in the
                            ----------
Company SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which insofar as can be reasonably foreseen in the future could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

               SECTION 3.10. Year 2000 Compliance. To the Company's Knowledge,
                             --------------------
all equipment, products, software and systems utilized or relied on by the Company or its subsidiaries in the conduct of its business, which operate, create, store, process and/or output information (including, without limitation, all computer software, computer firmware, computer hardware (whether general or specific purpose), automated systems, systems that utilize embedded microchips, HVAC systems, elevators, fire and life safety systems, alarm and security systems, computer systems, telephone systems and television systems) (collectively, the "Systems") are designed to correctly operate, create, store, process and output information related to or including dates before, on or after January 1, 2000 ("Millennial Dates"). To the Company's Knowledge, the occurrence in or use by the Systems of Millennial Dates will not adversely affect those Systems' performance with respect to date-dependent data, computations, output, operations or other functions (including, without limitation, calculating, comparing and sequencing), and the Systems will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other Systems, used in combination with the Systems of the Company and its subsidiaries, properly exchange date/time data with the Systems of Company and its subsidiaries.

               SECTION 3.11. Employee Benefit Plans; Labor Matters.
                             -------------------------------------

               (a) Section 3.11(a) of the Company Disclosure Schedule sets forth each plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, severance, vacation, holiday or other bonus plans, currently maintained by the Company or any of its subsidiaries for the benefit of any present or former employees, officers or directors of the Company or any of its subsidiaries ("Company Personnel") or with respect to which the Company or any of its subsidiaries has liability or makes or has an obligation to make contributions (each such plan, agreement, arrangement or commitment set forth in Section 3.11(a) of the Company Disclosure Schedule being hereinafter referred to as a "Company Employee Plan").

               (b) The Company has made available to the Parent (i) copies of all Company Employee Plans or in the case of an unwritten plan, a written description thereof, (ii) copies of the most recent annual, financial and, if applicable, actuarial reports and Internal Revenue Service determination letters relating to such Company Employee Plans and (iii) copies of all summary plan descriptions relating to such Company Employee Plans and distributed to Company Personnel.

               (c) Except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, there are no Company Personnel who are entitled to any medical, dental or life insurance benefits to be paid under any Company Employee Plans after termination of employment other than as required by Section 601 of ERISA, Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state law.

               (d) Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded. There is no liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement, with respect to any such Company Employee Plan which is an employee welfare benefit plan.

               (e) All contributions or payments due with respect to any periods prior to the Closing Time under any Company Employee Plan have been made or appropriate charges have been made on the financial statements. Except as disclosed in Section 3.11(e) of the Company Disclosure Schedule, each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

               (f) There are no actions, suits or claims pending or, to the Company's Knowledge, threatened (other than routine noncontested claims for benefits), against any Company Employee Plan or, to the Company's Knowledge, any administrator or fiduciary of any such Company Employee Plan. As to each Company Employee Plan for which an annual report is required to be filed under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and, with respect to the most recent report regarding each such Company Employee Plan, which is a funded pension benefit plan, liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial materials covered thereby.

               (g) Except as disclosed in Section 3.11(g) of the Company Disclosure Schedule:

                        (x) neither the Company nor any of its subsidiaries (nor any entity that is treated as a single employer with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) maintains, contributes to or is required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA), any plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA, or any plan subject to the minimum funding requirements of Section 412 of the Code;

                     (y) neither the Company nor any of its subsidiaries (nor any entity that is or was at the relevant time treated as a single employer with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) has at any time incurred any liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA (other than the payment of premiums, none of which is overdue) which liability has not been satisfied; and

                     (z) neither the Company nor any of its subsidiaries (nor any entity that is or was at the relevant time treated as a single employer with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code) has at any time incurred liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived, which liability has not been satisfied and which can result in a Material Adverse Effect on the Company. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Employee Plan.

               (h) The Executive Amenities, Inc. 401(k) Profit Sharing Plan maintained by the Company (the "401(k) Plan") has received a favorable determination letter from the Internal Revenue Service which provides that the 401(k) Plan is qualified under Sections 401(a) and 401(k) of the Code (the "Company IRS Letter"). To the Company's Knowledge, nothing has occurred since the date of the most recent Company IRS Letter to cause such letter to be no longer valid or effective, except for changes in the law which may be in effect but with respect to which amendments to such Plan do not have to be adopted on or before the date hereof.

               (i) Neither the Company nor any of its subsidiaries (nor, to the Company's Knowledge, any other person, including any fiduciary) has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) or committed any breach of fiduciary duty, which could subject any of the Company Employee Plans (or their trusts), the Company, any of its subsidiaries or any person whom the Company or any of its subsidiaries has an obligation to indemnify, to any material tax or penalty or other liability imposed under the Code or ERISA.

               (j) None of the assets of the Company Employee Plans is invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

               (k) Except as disclosed in Section 3.11(k) of the Company Disclosure Schedule, the transactions contemplated by this Agreement (either alone or together with any other transaction(s) or event(s)) will not (i) entitle any Company Personnel to severance pay or other similar payments under any Company Employee Plan, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Company Employee Plan becoming due to any Company Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Company Employee Plan.
Section 3.11(k) of the Company Disclosure Schedule sets forth, for each employee of the Company or any of its subsidiaries that will receive any parachute payment within the meaning of Section 280G of the Code, a preliminary calculation of the base amount for such employee and of the amount of each such parachute payment, based upon information currently known by the Company and assuming all circumstances that could give rise to such payment occur.

               (l) Except as set forth in Section 3.11(l) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to any Company Personnel. There is no pending or, to the Company's Knowledge, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries nor their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or, to the Company's Knowledge, threatened charge or complaint against the Company or its subsidiaries by the National Labor Relations Board or any comparable state governmental agency. To the Company's Knowledge, the Company and its subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting employment, employment practices, labor relations, employment discrimination, safety and health, wages, hours and terms and conditions of employment.

               SECTION 3.12. Environmental Laws and Regulations.
                             ----------------------------------

               (a) Except as publicly disclosed in the Company SEC Reports, to the Company's Knowledge, (i) the properties, assets and operations of the Company and its subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) and activities or conditions relating thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect, which compliance includes but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) none of the Company or its subsidiaries has received written notice of or, to the Company's Knowledge, is the subject of any Environmental Claim (defined below) that could reasonably be expected to have a Material Adverse Effect on the Company; and (iii) to the Company's Knowledge, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

               (b) Except as disclosed in the Company SEC Reports, there is no action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") which could reasonably be expected to have a Material Adverse Effect that is pending or, to the Company's Knowledge, threatened against the Company or its subsidiaries or, to the Company's Knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

               SECTION 3.13. Taxes.
                             -----

               (a) For purposes of this Agreement: (i) "Tax" or "Taxes" means any taxes, charges, fees, levies, or other assessments imposed by any U.S. or foreign governmental entity, whether national, state, county, local or other political subdivision, including, without limitation, all net income, gross income, sales and use, rent and occupancy, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and includes taxes for which the Company and/or any of its subsidiaries, as the case may be, may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of foreign, state or local law), provided, however, that to the extent that the following representations relate to state and local sales taxes or lodging taxes, such representations are limited to the Company's Knowledge; and (ii) "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, group, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries.

               (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any affiliated or combined group of which the Company or any of its subsidiaries is or was a member for applicable Tax purposes, have (i) filed all federal income and all other Tax Returns required to be filed by applicable law and all such federal income and other Tax Returns (A) reflect the liability for Taxes of the Company and each of its subsidiaries, and (B) were filed on a timely basis and
(ii) within the time and in the manner prescribed by law, paid (and until the Closing Time will pay within the time and in the manner prescribed by law) all Taxes that were or are due and payable as set forth in such Tax Returns.

               (c) Each of the Company and, where applicable, the Company's subsidiaries has established (and until the Closing Time will maintain) on its books and records reserves adequate to pay all Taxes of the Company or such respective subsidiary, as the case may be, in accordance with GAAP, which are reflected in the most recent consolidated financial statements of the Company and its subsidiaries contained in the Company SEC Documents, as applicable, to the extent required by GAAP.

               (d) Except as disclosed in Section 3.13(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof has requested any extension of time within which to file any income, franchise or other Tax Return, which Tax Return has not been filed as of the date hereof.

               (e) Except as disclosed in Section 3.13(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any income, franchise or other Taxes or Tax Returns.

               (f) Except as disclosed in Section 3.13(f) of the Company Disclosure Schedule, no deficiency for any Tax which, alone or in the aggregate with any other deficiency or deficiencies, would exceed $25,000, has been proposed, asserted, or assessed against the Company and/or any subsidiary thereof that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings are presently in progress or pending or threatened in writing with regard to any Taxes or Tax Returns of the Company and/or any subsidiary thereof, and no written claim is currently being made by any authority in a jurisdiction where any of the Company or any subsidiary thereof, as the case may be, does not file Tax Returns that it is or may be subject to Tax in that jurisdiction.

                  (g) Except as disclosed on Section 3.13(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement relating to allocating or sharing of the payment of, or liability for, Taxes.

                  (h) The Company does not constitute and for the past five years has not constituted a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                  SECTION 3.14. Properties. Section 3.14 of the Company
                                ----------
Disclosure Schedule contains a true and complete list (identifying the relevant owners, lessors and lessees) of all real properties owned by the Company or any of its subsidiaries. Each of the Company and its subsidiaries has good and marketable title to all properties, assets and rights of any kind whatsoever (whether real, personal or mixed, and whether tangible or intangible) owned by it (collectively, the "Company Real Assets"), in each case free and clear of any mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance, except (a) as shown on the consolidated balance sheet of the Company and its subsidiaries dated September 30, 1998 and the notes thereto,
(b) for any mortgage, security interest, deed of trust, claim, charge, title defect or other lien or encumbrance arising by reason of (i) taxes, assessments or governmental charges not yet delinquent or which are being contested in good faith, (ii) deposits to secure public or statutory obligations in lieu of surety or appeal bonds entered into in the ordinary course of business, and (iii) operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof ("Permitted Liens"), or (c) as set forth on Section 3.14 of the Company Disclosure Schedule. There are no pending or, to the Company's Knowledge, threatened condemnation proceedings against or affecting any material Company Real Assets, and none of the material Company Real Assets is subject to any commitment or other arrangement for its sale to a third party outside the ordinary course of business.

                  SECTION 3.15.  Material Contracts and Commitments.
                                 ----------------------------------

                  (a) Section 3.15 of the Company Disclosure Schedule contains a true and complete list of all of the following contracts, agreements and commitments, whether oral or written ("Contracts"), to which the Company or any of its subsidiaries is a party or by which any of them or any of their material Company Real Assets is bound, as each such contract or commitment may have been amended, modified or supplemented:

                  (i) all Contracts pursuant to which the Company or its subsidiaries holds a leasehold interest in or otherwise has an economic interest in any real property, other than property described in Section 3.14 of the Company Disclosure Schedule and other than apartment leases entered into in the ordinary course of business by the Company;

                  (ii) all Contracts providing for management of any temporary lodging business by the Company or any of its subsidiaries;

                  (iii) all Contracts granting or obtaining a franchise or license to utilize a brand name or other rights of a system providing residential services, or granting a license or sublicense of any material trademark, trade name, copyright, patent, service mark or trade secret, or any rights therein or application therefor;

                  (iv)   all partnership or joint venture Contracts;

                  (v) all loan agreements, notes, bonds, debentures, debt instruments, evidences of indebtedness, debt securities, or other Contracts relating to any indebtedness of the Company or any of its subsidiaries in an amount in excess of $100,000, or involving the direct or indirect guaranty or suretyship by the Company or any of its subsidiaries of any indebtedness in an amount in excess of $100,000;

                  (vi) all Contracts that, after the date hereof, obligate the Company or any of its subsidiaries to pay, pledge, or encumber or restrict assets in an aggregate amount in excess of $100,000;

                  (vii) all Contracts by which the Company has committed to extend credit to third parties;

                  (viii) all Contracts with customers of the Company that involve payments which, in the aggregate, exceed $50,000; and

                  (ix) all Contracts that limit or restrict the ability of the Company or any of its affiliates to compete or otherwise to conduct business in any material manner or place.

                  (b) The Company has heretofore made available to the Parent true and complete copies of all of the Contracts required to be set forth in
Section 3.15 of the Company Disclosure Schedule. Each such Contract is valid and binding in accordance with its terms, and is in full force and effect (except as set forth in Section 3.15 of the Company Disclosure Schedule). Neither the Company nor any of its subsidiaries is in default in any material respect with respect to any such Contract, nor (to the Company's Knowledge) does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder or permit any other party thereto to terminate such Contract. To the Company's Knowledge, no other party to any such Contract is in default in any material respect with respect to any such Contract. No party has given any written or (to the Company's Knowledge) oral notice (i) of termination or cancellation of any such Contract or (ii) that it intends to assert a breach of any such Contract, whether as a result of the transactions contemplated hereby or otherwise. Each Contract identified in Section 3.15 of the Company Disclosure Schedule in response to any item under this Section 3.15 shall be deemed incorporated by reference to all other items in this Section 3.15.

                  SECTION 3.16.  Intangible Property.
                                 -------------------

                  (a) The Company has made available to the Parent a list of the Intangible Property (as defined below) which is material to the Company and its subsidiaries in which the Company or any of its subsidiaries has an interest.

                  (b) Except as set forth on Section 3.16 of the Company Disclosure Schedule:

                  (i) the Company and its subsidiaries own and have the right to use, sell, license or dispose of all Intangible Property used in the conduct of their business as presently conducted;

                  (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them, and are not in default under any material contract or arrangement relating to any Intangible Property;

                  (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not breach, violate or conflict with any material Intangible Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of, or in any material way impair the right of the Company or any of its subsidiaries to use, sell, license or dispose of or to bring any action for the infringement of, any material Intangible Property or material portion thereof;

                  (iv) there are no royalties, honoraria, fees or other payments payable by the Company or any of its subsidiaries to any person by reason of the ownership, use, license, sale or disposition of any material Intangible Property;

                  (v) the conduct of the business by the Company and its subsidiaries does not violate any license or agreement with any third party; and

                  (vi) neither the Company nor any of its subsidiaries has received any notice to the effect (or is otherwise aware) that any material Intangible Property or the use thereof by the Company or any of its subsidiaries conflicts with any rights of any person.

                  (c) As used herein "Intangible Property" means all intellectual property rights, including patents, patent applications (pending or otherwise), computer software, research findings, market and competitive analyses, brand names, copyrights, service marks, trademarks, tradenames, and all registrations or applications for registration of any of the foregoing.

                  SECTION 3.17. Brokers. No broker, finder or investment banker
                                -------
(other than A.G. Edwards & Sons, Inc., the Company's financial adviser, a true and correct copy of whose entire engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  SECTION 3.18. Certain Business Practices. None of the Company,
                                --------------------------
any of its subsidiaries or any directors or officers of the Company or any of its subsidiaries, nor to the Company's Knowledge, agents or employees of the Company or any of its subsidiaries, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

                  SECTION 3.19. Employees. Section 3.19 of the Company
                                ---------
Disclosure Schedule sets forth the following information concerning each of the Company Personnel: (a) name; (b) base salary and bonuses paid in 1998; (c) whether or not the employee has an employment contract, and if so, its expiration date; (d) if the employee has been granted options to purchase Shares, the number of Shares for which the options are exercisable; and (e) if there is an employment contract, whether it is assignable by its terms.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND ACQUISITION

                  Parent and Acquisition hereby represent and warrant to the Company as follows:

                  SECTION 4.1.  Organization.
                                ------------

                  (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to the Company accurate and complete copies of their Certificates of Incorporation and Bylaws as currently in effect.

                  (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change or effect that is (i) materially adverse to the business, results of operations condition (financial or otherwise) or prospects of Parent and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which Parent and its subsidiaries are engaged or (ii) that may impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

                  SECTION 4.2. Authority Relative to this Agreement. Each of
                               ------------------------------------
Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principle are applied in a proceeding at law or in equity).

                  SECTION 4.3. Information Supplied. None of the information
                               --------------------
supplied by Parent or Acquisition in writing for inclusion in the Disclosure Statements or the Schedule 14D-9 will, at the respective times that the Proxy Statement (if necessary) and the Schedule 14D-9 and any amendments thereof or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of any required Proxy Statement, at the time that it or any amendment thereof or supplement thereto is mailed to the Company's stockholders, at the time of the Stockholders' Meeting, if such is required, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 4.4. Financing. Parent has or will have sufficient
                               ---------
funds available to purchase all of the Shares that Parent agrees, subject to the terms and conditions hereof, to purchase hereunder and to pay all related fees and expenses, and will make such funds available to Acquisition when required for the performance of its obligations hereunder. Sufficient unissued shares of Parent Common Stock are authorized under Parent's Certificate of Incorporation to fulfill Parent's obligations under Article 2 hereof.

                  SECTION 4.5. Consents and Approvals; No Violations. Except for
                               -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act and the filing and acceptance for record or recordation of the Merger Certificate as required by the MGCL and the DGCL, respectively, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or similar governing documents) of Parent or Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Parent Material Adverse Effect.

                  SECTION 4.6. SEC Reports; Financial Statements. Parent and any
                               ---------------------------------
predecessor company have filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since December 31, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity with GAAP (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.1. Interim Operations. From the date of this
                               ------------------
Agreement until the Closing Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Parent has consented in writing thereto, the Company shall, and shall cause each of its subsidiaries to:

                  (a) conduct its business and operations only in the ordinary course of business consistent with past practice;

                  (b) use reasonable efforts to preserve intact the business, organization, goodwill, rights, licenses, permits and franchises of the Company and its subsidiaries and maintain their existing relationships with customers, suppliers and other persons having business dealings with them;

                  (c) use reasonable efforts to keep in full force and effect adequate insurance coverage and maintain and keep its properties and assets in good repair, working order and condition, normal wear and tear excepted;

                  (d) not amend or modify its respective charter or certificate of incorporation, by-laws, partnership agreement or other charter or organization documents;

                  (e) except as required under Section 2.1, not authorize for issuance, issue, sell, grant, deliver, pledge or encumber or agree or commit to issue, sell, grant, deliver, pledge or encumber any shares of any class or series of capital stock of the Company or any of its subsidiaries or any other equity or voting security or equity or voting interest in the Company or any of its subsidiaries, any securities convertible into or exercisable or exchangeable for any such shares, securities or interests, or any options, warrants, calls, commitments, subscriptions or rights to purchase or acquire any such shares, securities or interests (other than issuances of Shares upon exercise of Company Stock Options granted prior to the date of this Agreement to directors, officers, employees and consultants of the Company in accordance with the Company Stock Plan as currently in effect);

                  (f) not (i) split, combine or reclassify any shares of its stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its stock, (ii) in solely the case of the Company, declare, set aside or pay any dividends on, or make other distributions in respect of, any of the Company's stock, or (iii) except as required under Section 2.1, repurchase, redeem or otherwise acquire, or agree or commit to repurchase, redeem or otherwise acquire, any shares of stock or other equity or debt securities or equity interests of the Company or any of its subsidiaries;

                  (g) not amend or otherwise modify the terms of any Company Stock Options or the Company Option Plan, the effect of which shall be to make such terms more favorable to the holders thereof or persons eligible for participation therein;

                  (h) other than regularly scheduled seniority increases in the ordinary course of business consistent with past practice, not increase the compensation payable or to become payable to any directors, officers or employees of the Company or any of its subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer of the Company or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any material rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee of the Company of any of its subsidiaries;

                  (i) not acquire or agree to acquire (including, without limitation, by merger, consolidation, or acquisition of stock, equity securities or interests, or assets) any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other person outside the ordinary course of business consistent with past practice or any interest in any real properties (whether or not in the ordinary course of business);

                  (j) not incur, assume or guarantee any indebtedness for borrowed money (including draw-downs on letters or lines of credit) or issue or sell any notes, bonds, debentures, debt instruments, evidences of indebtedness or other debt securities of the Company or any of its subsidiaries or any options, warrants or rights to purchase or acquire any of the same, except for (i) renewals of existing bonds and letters of credit in the ordinary course of business not to exceed $100,000 in the aggregate; and (ii) advances, loans or other indebtedness in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $100,000;

                  (k) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any material properties or assets of the Company or any of its subsidiaries;

                  (l) not authorize or make any capital expenditures (including by lease) in excess of $100,000 in the aggregate for the Company and all of its subsidiaries;

                  (m) not make any material change in any of its accounting or financial reporting (including tax accounting and reporting) methods, principles or practices, except as may be required by GAAP;

                  (n) not make any material tax election or settle or compromise any material United States or foreign tax liability;

                  (o) except in the ordinary course of business consistent with past practice, not amend, modify or terminate any Contract required to be listed in Section 3.15 of the Company Disclosure Schedule or waive, release or assign any material rights or claims thereunder;

                  (p) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

                  (q) not take any action that would, or would be reasonably likely to, result in any of the representations and warranties set forth in this Agreement not being true and correct in any material respect (as if such representation or warranty were made and in effect on the date such action would have been taken, notwithstanding any other provisions hereof) or (except as to any action permitted under Section 5.4) any of the conditions set forth in Article 7 or 8 not being satisfied; and

                  (r) except as to subsections (a), (b) and (c) of Section 5.1, not agree or commit in writing or otherwise to do any of the foregoing.

                  SECTION 5.2.  Stockholders' Meeting and Issuance of Parent
                                --------------------------------------------
Shares.
------

                  (a) The Company, acting through the Board, shall, if required for the Merger under the MGCL:

                           (i) duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), to be held as soon as practicable after the Tender Offer Purchase Time for the purpose of considering and taking action upon this Agreement, using a record date, to the extent possible, that is a day on which the Shares are listed on the Nasdaq National Market;

                           (ii) except as otherwise permitted under Section 5.4, include in the Proxy Statement (A) the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (including the Plan and Agreement of Merger attached hereto as Exhibit A), and (B) a statement that the Board believes that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders;

                           (iii) except as otherwise permitted under Section
                  5.4, use reasonable efforts (A) to obtain and furnish the information required to be included by it in the Disclosure Statements and, after consultation with Parent and Acquisition, cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the Tender Offer Purchase Time, and (B) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby. At such meeting, Parent, Acquisition will, and will cause their affiliates to, vote all Shares owned by them in favor of approval and adoption of this Agreement, the Merger and the transactions contemplated hereby.

                  SECTION 5.3. Termination of Registration of Shares. The
                               -------------------------------------
Company, acting through its Board, at the earliest practicable time following the Tender Offer Purchase Time (but in no event prior to the record date for a stockholders' meeting, if necessary, called for the purpose of approving the Merger), if the number of holders of record of the Shares at such time is smaller than 300, take all steps necessary or appropriate to terminate registration of the Shares under the Exchange Act, including without limitation the filing of Exchange Act Form 15 with the SEC and of a notice to the Nasdaq National Market to delist the Shares.

                  SECTION 5.4.  Other Potential Acquirers.
                                -------------------------

                  (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). Neither the Company nor any of its affiliates shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; and provided further, that notwithstanding the foregoing, if, prior to the Tender Offer Purchase Time, the Company receives a "Potential Proposal" (defined as an unsolicited Superior Proposal (defined below) or an unsolicited proposal, offer or indication that the Company in good faith believes may lead to a Superior Proposal), then following written notice to Parent and Acquisition, the Company may provide the person making the Potential Proposal with the same non-public information that the Company supplied to Parent. The Company shall promptly, and in any event before furnishing non-public information to any such person, notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal; and shall advise the Parent from time to time of the status and any material developments concerning the same.

                  (b) Except as set forth in this Section 5.4(b), the Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the provisions of
Section 5.4(a), if prior to the Tender Offer Purchase Time the Board by a majority vote determines in its good faith judgment, after consultation with and consistent with the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing reasonable written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within three business days of Parent's receipt of the Notice of Superior Proposal, make an offer which the Company Board by a majority vote determines in its good faith judgment (consistent with the advice of a financial adviser of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 9.1. For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 20% of the total assets of the Company and its subsidiaries taken as a whole;
(iii) the acquisition by a Third Party of

20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend;
(v) the repurchase by the Company or any of its subsidiaries of more than 20% of the outstanding Shares (other than the exchange planned in connection with the Preferred Stock Issuance); or (vi) the acquisition by the Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues net income or assets is equal or greater than 20% of the annual revenues net income or assets of the Company. For purposes of this Agreement a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board by a majority vote determines in its good faith judgment (consistent with the advice of a financial adviser of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and the Offer. At and after the Tender Offer Purchase Time, the Company shall not under any circumstances withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition.

                  SECTION 5.5 Access to Information. From the date of this
                              ---------------------
Agreement until the Closing Time, upon reasonable prior notice, the Company shall (and shall cause each of its subsidiaries to) give the Parent and its representatives (including lenders to and financing sources for such party) full access, during normal business hours and at other reasonable times without disruption to the Company's normal business affairs, to the officers, employees, agents, books, records, contracts, commitments, properties, offices and other facilities of it and its subsidiaries, and shall furnish promptly to the Parent and its representatives such financial and operating data and other information concerning the business, operations, properties, contracts, records and personnel of the Company and its subsidiaries as the Parent may from time to time reasonably request. All information obtained by the Parent pursuant to this
Section 5.5 shall be kept confidential in accordance with the confidentiality provisions of the Letter Agreement between Parent and the Company dated July 30, 1998. No representations and warranties or conditions to the consummation of the Merger contained herein or in any certificate or instrument delivered in connection herewith shall be deemed waived or otherwise affected by any investigation made by the parties or their respective representatives.

                  SECTION 5.6. Further Actions. (a) Each of the parties hereto
                               ---------------
shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party hereto and their respective representatives in order, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable hereafter, including, without limitation, (i) using reasonable efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, Governmental Entities or other persons or entities as are necessary for the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, pursuant to the HSR Act, the Securities Act, the Exchange Act, Blue Sky Laws, Maryland law and other applicable laws and regulations in effect in the United States or any other jurisdiction), and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Merger as specified in Article 8 of this Agreement to be fully satisfied. Prior to making any application to or filing with any Governmental Entity or other person or entity in connection with this Agreement, the Company, on the one hand, and the Parent, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts.

                  (b) Without limiting the generality of the foregoing, each of the Parent and the Company agree to cooperate and use reasonable efforts to vigorously contest and resist any action, suit, proceeding or claim, and to have vacated, lifted, reversed or overturned any injunction, order, judgment or decree (whether temporary, preliminary or permanent), that delays, prevents or otherwise restricts the consummation of the Merger or any other transaction contemplated by this Agreement, and to take any and all actions (including, without limitation, the disposition of assets, divestiture of businesses, or the withdrawal from doing business in particular jurisdictions) as may be required by Governmental Entities as a condition to the granting of any such necessary approvals or as may be required to avoid, vacate, lift, reverse or overturn any injunction, order, judgment, decree or regulatory action (provided, however, that in no event shall any party hereto take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect on the Company or that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect).

                  SECTION 5.7.  Public Announcements. Parent, Acquisition and
                                --------------------
the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except to the extent that such consultation may be prohibited by applicable law or by obligations pursuant to any listing agreement with the NYSE as determined by Parent, Acquisition or the Company, as the case may be.

                  SECTION 5.8. Employee Benefit Matters; Company Stock Options.
                               -----------------------------------------------
The Company shall, or shall cause one of its subsidiaries to, take such action effective as of the Effective Time with respect to any Company Employee Plan as Parent shall reasonably request, including termination of any such plan. The Company shall (a) cooperate with Parent and Acquisition in obtaining waivers, in form and substance reasonably satisfactory to Parent and Acquisition, of all terms of the Company Option Plan and all terms of outstanding Company Stock Options, which terms could prevent, restrict or impair the ability of Parent, Acquisition and the Company to effectuate fully the provisions of Section 2.14, and (b) use reasonable efforts to cause its Compensation Committee to interpret the Company Option Plan, to the extent possible, so as to enable the Company, Parent and Acquisition to effectuate fully the provisions of Section 2.14.

                  SECTION 5.9. Expenses. Whether or not the Merger is
                               --------
consummated, subject to Section 9.3 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of representatives) shall be borne by the party which incurs such cost or expense; provided, however, that
(a) the filing fee in connection with the filings under the HSR Act by the parties hereto required in connection herewith, and (b) all out-of-pocket costs and expenses related to the printing, filing and mailing (as applicable) of the Offer Documents, and all SEC and other regulatory filing fees incurred in connection with the Offer, shall be borne by the Parent.

                  SECTION 5.10. Notification of Certain Matters. The Company
                                -------------------------------
shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause
(A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time or (B) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (ii) any material failure of the Company, Parent or Acquisition, as the case may be to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 5.11.  Guarantee of Performance. Parent hereby
                                 ------------------------
guarantees the performance by Acquisition of its obligations under this Agreement.

                  SECTION 5.12. Tax Treatment. The Company, Parent and
                                -------------
Acquisition acknowledge that it is their intention that the Merger shall be treated as a reorganization as that term is defined in Section 368(a) of the Code. The parties will proceed with the Merger and the other transactions contemplated hereby in a manner consistent with such intention.

                  SECTION 5.13 Hart-Scott-Rodino Filing. The Company may lend to
                               ------------------------
the Class A Holders the amounts necessary (the "Loans") to pay filing fees for any filings required to be made by the Class A Holders under the HSR Act in connection with the transactions contemplated hereby and by the Stockholders Agreements. The Company will require repayment of each Loan in full on the earlier of (a) the third anniversary of the date the Loan was made, or (b) the date the applicable Loan recipient effects his first sale of Parent Common Stock following the Merger. Such amounts may be advanced only as a Loan; the Company shall not pay or reimburse any Class A Holder the amount of such filing fees, or any part thereof, as bonus, salary or other business expense.

                  SECTION 5.14 Indemnification; Directors' and Officers'
                               ----------------------------------------
Insurance. Subject to the occurrence of the Effective Time, until the third
---------
anniversary thereof, the Surviving Corporation will cause its Certificate of Incorporation and Bylaws to continue to provide indemnification provisions, for the benefit of those individuals who have served as directors or officers of the Company at any time prior to the Effective Time, comparable to such provisions as are currently contained in the Company's charter and Bylaws. In the event the Surviving Corporation or any of its successors or assigns (a) consolidates with or merges into any other person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(b) transfer all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.14. The Surviving Corporation shall obtain and maintain in effect for not less than three years after the Effective Time, insurance coverage substantially equivalent to the current directors' and officers' liability insurance policies currently maintained by the Company, with no lapse in such coverage and on similar terms and conditions, with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including, the Effective Time; provided, however, that the Surviving Corporation may, at its option, provide such coverage as part of the insurance or self-insurance provided or guaranteed by Parent for the directors and officers of Parent and other subsidiaries of Parent.

                                   ARTICLE 6

                     DISSENTING SHARES; EXCHANGE OF SHARES

                  SECTION 6.1 Dissenting Shares. Notwithstanding anything in
                              -----------------
this Agreement to the contrary, in the event that dissenters' rights are available in connection with the Merger pursuant to Title 3, Subtitle 2 of the MGCL, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Title 3, Subtitle 2 of the MGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Cash Merger Consideration, but instead shall be converted into the right to receive such consideration as may be determined to be due to such stockholders pursuant to Title 3, Subtitle 2 of the MGCL, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the MGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the Cash Merger Consideration without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of Shares received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands.

                                   ARTICLE 7

                            CONDITIONS TO THE OFFER

                  SECTION 7.1. Conditions to the Offer. (a) Notwithstanding any
                               -----------------------
other provisions of the Offer, to the extent that the Tender Offer Purchase Time has not occurred prior to March 1, 1999, Acquisition shall have no further obligations hereunder (other than to comply with applicable law) with respect to the Offer. Furthermore, notwithstanding any other provisions of the Offer, Acquisition shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC including Rule 14e-l(c) under the Exchange Act (relating to Acquisition's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restrictions referred to above, the payment for, any tendered Shares, and may amend the Offer consistent with the terms of this Agreement, including extending the deadline for tendering Shares, or terminate the Offer, if any of the following events shall occur:

                  (i) from the date of this Agreement until the Tender Offer Purchase Time, there shall have occurred any change, event, occurrence or circumstance which, individually or in the aggregate, has a Material Adverse Effect on the Company (except for changes, events, occurrences or circumstances with respect to general economic or lodging industry conditions);

                  (ii) from the date of this Agreement until the Tender Offer Purchase Time, any Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (and if temporary or preliminary, not vacated within five business days of its entry) which is in effect at the Tender Offer Purchase Time and which (1) makes the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibits or restricts consummation of the Offer, the Merger or any of the other transactions contemplated hereby, (2) imposes material limitations on the ability of Acquisition to acquire or hold or to exercise any rights of ownership of the Shares, or effectively to manage or control the Company and its business, assets and properties or (3) has a Material Adverse Effect on the Company; provided, however, that the parties shall use reasonable efforts (subject to the proviso in Section 5.6(b)) to cause any such decree, judgment or other order to be vacated or lifted prior to March 1, 1999;

                  (iii) the representations and warranties of the Company set forth in this Agreement shall not (A) have been true and correct in one or more material respects on the date hereof or
                  (B) be true and correct in one or more material respect as of the scheduled expiration date (as such date may be extended) of the Offer as though made on or as of such date or the Company shall have breached or failed in any respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it except, in each case with respect to clause (B), (1) for changes specifically permitted by this Agreement and (2)(x) for those representations and warranties that address matters only as of a particular date which are true and correct as of such date or (y) where the failure of representations and warranties (without regard to materiality qualifications therein contained) to be true and correct, or the performance or compliance with such obligations, agreements or covenants, would not, individually or in the aggregate, have a Material Adverse Effect on the Company;

                  (iv) from the date of this Agreement until the Tender Offer Purchase Time, this Agreement shall have been terminated in accordance with its terms;

                  (v) from the date of this Agreement until the Tender Offer Purchase Time, there shall have occurred (A) a breach by the Company of any of its obligations under Section 5.4, (B) an acceptance by the Company of a Superior Proposal, or (C) a termination or a breach by any Class A Holder or Class B Holder of the applicable Stockholder Agreement;

                  (vi) within 5 days after its receipt of an SAS 71 comfort letter and the working papers associated therewith, Parent or Acquisition has notified the Company that such letter or working papers revealed a material misstatement in the financial information set forth in the Company's report on Form 10-Q filed with the SEC as of November 13, 1998;

                  (vii) from the date of this Agreement until the Tender Offer Purchase Time, the Board shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer, shall have recommended to the Company's stockholders another proposal or offer or shall have adopted any resolution to effect any of the foregoing;

                  (viii) from the date of this Agreement until the Tender Offer Purchase Time, any of the consents, approvals, authorizations, orders or permits required to be obtained by the Company, Acquisition, or their respective subsidiaries in connection with the Merger from, or filings or registrations required to be made by any of the same prior to the Tender Offer Purchase Time with, any Governmental Entity in connection with the execution, delivery and performance of this Agreement shall not have been obtained or made or shall have been obtained or made subject to conditions or requirements, except where the failure to have obtained or made any such consent, approval, authorization, order, permit, filing or registration or such conditions or requirements could not reasonably be expected to
                  (A) have a Material Adverse Effect on the Company or the Parent or

                  (B) impose material limitations on the ability of Acquisition to acquire or hold or to exercise any rights of ownership of the Shares, or effectively to manage or control the Company and its business, assets and properties; or

                  (ix) from the date of this Agreement until the Tender Offer Purchase Time, there shall have occurred (A) any general suspension of trading in, or limitation on prices for, securities on the NYSE, (B) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (C) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States and having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Offer, (D) any limitation or proposed limitation (whether or not mandatory) by any United States governmental authority or agency, or any other event, that materially adversely affects generally the extension of credit by banks or other financial institutions,
                  (E) from the date of this Agreement through the date of termination or expiration of the Offer, a decline of at least 25% in the Standard & Poor's 500 Index or (F) in the case of any of the situations described in clauses (A) through (E) inclusive, existing at the date of the commencement of the Offer, a material acceleration, escalation or worsening thereof;

                  which, in the reasonable judgment of Acquisition, in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payments.

                  (b) The conditions set forth in Section 7.1(a) are for the sole benefit of Acquisition and may be asserted by Acquisition regardless of any circumstances giving rise to any condition and may be waived by Acquisition, in whole or in part, at any time and from time to time, in the sole discretion of Acquisition. The failure by Parent or Acquisition (or any affiliate of Acquisition) at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                  (c) Notwithstanding the foregoing, if within the "Cure Time" (defined below) the Company has cured one or more conditions set forth in subsections (a)(i), (ii), (iii), (vi), (viii) or (ix) of Section 7.1, and following such cure, no condition enumerated in Section 7.1(a) continues to exist, then this Article shall not relieve Acquisition of its obligations hereunder with respect to the Offer. For purposes hereof, "Cure Time" means the earlier of (A) prior to two full business days before the scheduled expiration date of the Offer (as such period may be extended) or (B) within ten full business days following notice to the Company of the existence of such condition.

                                   ARTICLE 8

                   CONDITIONS TO CONSUMMATION OF THE MERGER

                  SECTION 8.1. Conditions to Each Party's Obligations to Effect
                               ------------------------------------------------
the Merger. The respective obligations of each party hereto to effect the Merger
----------
are subject to the satisfaction at or prior to the Closing Time of the following conditions:

                  (a) this Agreement, the Preferred Stock Issuance, the Merger and the other transactions contemplated hereby shall have been approved by all necessary corporate action of the Company, including, if necessary, adoption by vote of the stockholders of the Company;

                  (b) no Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (and if temporary or preliminary, not vacated within five business days of its entry) which is in effect and which (1) makes the payment of the Class A Merger Consideration, the Class B Merger Consideration or Cash Merger Consideration illegal or otherwise prohibits or restricts consummation of the Merger or any of the other applicable transactions contemplated hereby, (2) imposes material limitations on the ability of Parent to acquire or hold or to exercise any rights of ownership of the Surviving Corporation, or effectively to manage or control the Surviving Corporation and its business, assets and properties or (3) has a Material Adverse Effect on the Company;

                  (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

                  (d) Acquisition shall have purchased Shares pursuant to the Offer; and

                  (e) this Agreement and each of the Stockholder Agreements shall remain in effect; and, unless consented to by Parent or Acquisition, no Class A Holder or Class B Holder shall have defaulted under any of the provisions of the applicable Stockholder Agreement.

                                   ARTICLE 9

                        TERMINATION; AMENDMENT; WAIVER

                  SECTION 9.1.  Termination. This Agreement may be terminated
                                -----------
and the Merger may be abandoned at any time prior to the Closing Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

                  (a) by mutual written consent of Parent, Acquisition and the Company;

                  (b) by Parent and Acquisition if (i) due to an occurrence or circumstance which would result in a failure to satisfy any of the conditions set forth in (A) Article 7, Parent or Acquisition shall have terminated the Offer, or (B) Article 8, Parent or Acquisition shall have declined to complete the Merger; (ii) there shall have been a breach of any covenant or agreement on the part of the Company resulting in a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, which shall not have been cured prior to ten full business days following notice of such breach;

                  (c) by the Company prior to the Tender Offer Purchase Time if (i) there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Company and Acquisition shall have terminated the Offer without purchasing Shares therefrom; (ii) the Company shall have received a Superior Proposal, shall have furnished Parent a Notice of Superior Proposal as contemplated by Section 5.4(b) and Parent shall not, within three business days of Parent's receipt of the Notice of Superior Proposal, have made an offer which the Company Board, by a majority vote, determines in its good faith judgment (consistent with the advice of a financial advisor of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal, provided, however, that such termination under this clause (ii) shall not be effective until payment of the fee required by Section 9.3(b) or waiver thereof pursuant to Section 9.3(c); (iii) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition which materially adversely affects (or materially delays) the consummation of the Offer or (iv) there shall have been a material breach of any covenant or agreement on the part of Parent or Acquisition and which materially adversely affects (or materially delays) the consummation of the Offer which shall not have been cured prior to the earliest of (A) 10 days following notice of such breach and (B) two business days prior to the date on which the Offer expires.

               SECTION 9.2. Effect of Termination. In the event of the
                            ---------------------
termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 9.2 and Sections 5.5, 9.3, and 10.1 through 10.11 hereof. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

               SECTION 9.3. Fees and Expenses. (a) In the event this
                            -----------------
Agreement is terminated pursuant to certain provisions, as set forth in Section 9.3(b) below, Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. Subject to the provisions of Section 9.3(c), to compensate Parent and Acquisition for such damages, the Company shall pay to Acquisition the amount of $4 million as liquidated damages (the "Liquidated Damages Amount") immediately upon such a termination. It is specifically agreed that the amount to be paid pursuant to this Section 9.3(a) represents liquidated damages and not a penalty.

         (b) Subject to the provisions of Section 9.3(c), the Liquidated Damages Amount shall be payable (i) if the Offer is terminated pursuant to
Section 7.1(a)(v); and (ii) if there shall be a proposal by a Third Party for a Third Party Acquisition, and (A) Parent and Acquisition shall have terminated this Agreement pursuant to Section 9.1(b); or (B) the Company shall have terminated this Agreement pursuant to Section 9.1(c)(ii).

         (c) Notwithstanding the provisions of subsections (a) and (b) above, Acquisition may, at its sole option, waive payment of the Liquidated Damages Amount in order to exercise its options to purchase certain Shares pursuant to
Section 12 of each Stockholder Agreement. In the event of such exercise, the Liquidated Damages Amount shall no longer be payable.

         (d)   Except as specifically provided in this Section 9.3 and in
Section 5.9 each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

               SECTION 9.4. Amendment. This Agreement may be amended by
                            ---------
action taken by the Board, and by Parent and Acquisition at any time before or after approval, if necessary, of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

               SECTION 9.5. Extension; Waiver. At any time prior to the
                            -----------------
Closing Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE 10

                                 MISCELLANEOUS

                  SECTION 10.1. Nonsurvival of Representations and Warranties.
                                ---------------------------------------------
The representations and warranties made herein shall not survive beyond the Tender Offer Purchase Time or a termination of this Agreement; provided, however, that this Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Tender Offer Purchase Time including, without limitation, the covenants and agreements set forth in Article 5.

                  SECTION 10.2. Entire Agreement; Assignment. This Agreement (a)
                                ----------------------------
constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 10.3. Validity. If any provision of this Agreement or
                                --------
the application thereof to any person or circumstance is held invalid or unenforceable the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

                  SECTION 10.4. Notices. All notices, requests, claims, demands
                                -------
and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

      if to Parent or Acquisition:      MARRIOTT INTERNATIONAL, INC.
                                        10400 Fernwood Road
                                        Bethesda, Maryland 20857
                                        Telecopier: (301) 380-6727
                                        Attention: General Counsel, Dept. 52/923

      with a copy to:                   Gibson Dunn & Crutcher LLP
                                        1050 Connecticut Avenue, N.W.
                                        Washington, D.C. 20036
                                        Telecopier:  (202) 467-0539
                                        Attention:  John F. Olson, Esq.

                  if to the Company to:           EXECUSTAY CORPORATION
                                                  7595 Rickenbacker Drive
                                                  Gaithersburg, Maryland 20879
                                                  Telecopier:  (301) 948-7118
                                                  Attention: Robert W. Zaugg and
                                                  Gary R. Abrahams

                  with a copy to:                 Dorsey & Whitney LLP
                                                  220 South Sixth Street
                                                  Minneapolis, MN 55402-1498
                                                  Telecopier: (612) 340-2868
                                                  Attention: Jack Kramer

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  SECTION 10.5.  Governing Law. This Agreement shall be governed
                                 -------------
by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.

                  SECTION 10.6.  Descriptive Headings. The descriptive headings
                                 --------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 10.7. Parties in Interest. This Agreement shall be
                                -------------------
binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 10.8.  Certain Definitions. For the purposes of this
                                 -------------------
Agreement the term:

                  (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

                  (b) "business day" means any day other than a day on which the NYSE is closed;

                  (c) "stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

                  (d) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

                  (e) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 10.9. Personal Liability. This Agreement shall not
                                ------------------
create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

                  SECTION 10.10. Specific Performance. The parties hereby
                                 --------------------
acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive the Liquidated Damages Amount pursuant to
Section 9.3 it shall not also be entitled to specific performance to compel the consummation of the Merger.

                  SECTION 10.11. Counterparts. This Agreement may be executed
                                 ------------
in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                                    MARRIOTT INTERNATIONAL, INC.



                                                 By: /s/ Joseph Ryan
                                                     ---------------------------
                                               Name: Joseph Ryan
                                                     ---------------------------
                                              Title: Executive Vice President
                                                     --------------------------


                                                    EXECUSTAY CORPORATION



                                                 By: /s/ Gary R. Abrahams
                                                     ---------------------------
                                               Name: Gary R. Abrahams
                                                     ---------------------------
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer
                                                     ---------------------------


                                                    MI SUBSIDIARY I, INC.



                                                 By: /s/ Joseph Ryan
                                                     ---------------------------
                                               Name: Joseph Ryan
                                                     ---------------------------
                                              Title: Vice President
                                                     ---------------------------
                                       40